                                                                  EXHIBIT 1


                      CHIQUITA BRANDS INTERNATIONAL, INC.
                                  ("Company")


                                Debt Securities

                                TERMS AGREEMENT

                                                                February 8, 1994


CHIQUITA BRANDS INTERNATIONAL, INC.
250 East Fifth Street
Cincinnati, Ohio  45202

Attention:     William A. Tsacalis
               Vice President and Controller

Dear Sirs:

           We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions relating to the securities of Chiquita Brands International, Inc. dated January, 1994 ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

                                Debt Securities

Title:  9-1/8% Senior Notes due 2004

Rank:   Senior Debt Securities

Principal Amount:  $175,000,000

Interest Rate: 9-1/8% from February 15, 1994, payable: semi-annually on March 1 and September 1, commencing September 1, 1994

Maturity:  March 1, 2004

Form and Denomination: Fully registered form in denominations of $1,000 and integral multiples thereof

Optional Redemption:  Not applicable

Sinking Fund:  Not applicable

Indenture: Indenture, dated as of February 15, 1994, between the Company and The Fifth Third Bank, as trustee

Delayed Delivery Contracts:  Not authorized

Delivery Date:  February 15, 1994
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                                                                               2

Method of Payment:  New York Clearing House (next day) funds

Underwriting Fees and Discounts:   2.75%

Purchase Price to Underwriters:    97.25%, plus accrued interest from February
15, 1994

Expected Reoffering Price to Public:    100%, plus accrued interest, if any,
from February 15, 1994

Names and Addresses of Underwriters:

          Lehman Brothers Inc.
          3 World Financial Center
          New York, NY  10285

          Kidder, Peabody & Co. Incorporated
          10 Hanover Square
          New York, NY  10005

          Smith Barney Shearson Inc.
          1345 Avenue of the Americas
          New York, NY  10105

          The respective principal amounts of the Debt Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The provisions of the Underwriting Agreement are incorporated herein by reference.

          The Closing will take place at 10:00 A.M., New York City time, on February 15, 1994, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

          The Securities will be made available for checking and packaging at the office of Lehman Brothers Inc. not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.
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                                                                               3

          Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

                                   Very truly yours,


                                   LEHMAN BROTHERS INC.
                                   KIDDER, PEABODY & CO.
                                     INCORPORATED
                                   SMITH BARNEY SHEARSON INC.

                                   As Underwriters


                                   By /s/  William A. Shutzer
                                   --------------------------
                                     Authorized Representative
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                                   SCHEDULE A

                                DEBT SECURITIES


     Underwriter                                            Principal Amount
     -----------                                            ----------------
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . .   $ 96,250,000
Kidder, Peabody & Co. Incorporated  . . . . . . . . . . . . .     39,375,000
Smith Barney Shearson Inc.  . . . . . . . . . . . . . . . . .     39,375,000
                                                                ------------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . .   $175,000,000
                                                                ============

To:       Lehman Brothers Inc.
          Kidder, Peabody & Co. Incorporated
          Smith Barney Shearson Inc.
          c/o Lehman Brothers Inc.
          3 World Financial Center
          New York, New York 10285


          We accept the offer contained in your letter, dated February 8, 1994, relating to $175,000,000 aggregate principal amount of 9-1/8% Senior Notes due 2004 (the "Terms Agreement"). We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement Basic Provisions filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-51995) (together with the Terms Agreement, the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.


                              Very truly yours,


                              CHIQUITA BRANDS INTERNATIONAL, INC.


                              By /s/  William A. Tsacalis
                                --------------------------------
                                Name: William A. Tsacalis
                                Title: Vice President and Controller